CALIFORNIA ALL-PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

State of California

County of LOS ANGELES

On NOV. 23. 2013 before me, A. M. VALLES, NOTARY PUBLIC,
(Here insert name and title of the officer)

personally appeared CHRISTOPHER MEHRAN LOLACHI,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(ies), and that by his/~~her/their~~ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

A. M. VALLES
Commission # 1920541
Notary Public - California
Los Angeles County
My Comm. Expires Jan 6, 2015

Signature of Notary Public (Notary Seal)

ADDITIONAL OPTIONAL INFORMATION

DESCRIPTION OF THE ATTACHED DOCUMENT

Certificate of Amendment.

(Title or description of attached document)

(Title or description of attached document continued)

Number of Pages 1 Document Date 11/23/13

(Additional information)

CAPACITY CLAIMED BY THE SIGNER

- ☐ Individual (s)
- ☐ Corporate Officer

 (Title)

- ☐ Partner(s)
- ☐ Attorney-in-Fact
- ☐ Trustee(s)
- ☐ Other

INSTRUCTIONS FOR COMPLETING THIS FORM

Any acknowledgment completed in California must contain verbiage exactly as appears above in the notary section or a separate acknowledgment form must be properly completed and attached to that document. The only exception is if a document is to be recorded outside of California. In such instances, any alternative acknowledgment verbiage as may be printed on such a document so long as the verbiage does not require the notary to do something that is illegal for a notary in California (i.e. certifying the authorized capacity of the signer). Please check the document carefully for proper notarial wording and attach this form if required.

- State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.
- Date of notarization must be the date that the signer(s) personally appeared which must also be the same date the acknowledgment is completed.
- The notary public must print his or her name as it appears within his or her commission followed by a comma and then your title (notary public).
- Print the name(s) of document signer(s) who personally appear at the time of notarization.
- Indicate the correct singular or plural forms by crossing off incorrect forms (i.e. ~~he/she/they~~, is /are) or circling the correct forms. Failure to correctly indicate this information may lead to rejection of document recording.
- The notary seal impression must be clear and photographically reproducible. Impression must not cover text or lines. If seal impression smudges, re-seal if a sufficient area permits, otherwise complete a different acknowledgment form.
- Signature of the notary public must match the signature on file with the office of the county clerk.
  - ❖ Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.
  - ❖ Indicate title or type of attached document, number of pages and date.
  - ❖ Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).
- Securely attach this document to the signed document

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number C1211-1987
	Filing Number 20130430165-85
Secretary of State	Filed On 06/28/2013
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

PETROGULF, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

400,000,000 shares of Common Stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

400,000,000 shares of Common Stock, par value $0.001
20,000,000 shares of Preferred Stock, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

CEO
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C1211-1987
[signature]	Filing Number 20120527646-35
Secretary of State	Filed On 07/27/2012
State Of Nevada	Number of Pages 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PETROGULF, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The total number of shares of Common Stock that the corporation will have authority to issue is Four Hundred Million (400,000,000) shares. The shares shall have a par value of $.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 10,539,720 or 89.6%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PETROGULF INC.

CONSENT RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

The undersigned shareholder, representing the a majority of the voting capital stock of the issued and outstanding shares of Petrogulf inc., a Nevada corporation (the "Company" or the "Corporation") listed below, and entitled to vote thereon (the 'Shareholder"), acting pursuant to NRS 78.320, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below.

INCREASE AUTHORIZED SHARES

AND WHEREAS the majority shareholder has been advised by the Board of Directors that they deemed it advisable and in the best interests of the Corporation and its shareholders to increase the authorized shares of common stock and has considered certain factors including, but not limited to:

(i) To provide for the Company's plan to grow by acquisition; and

(ii) To provide for the access of funding to facilitate the growth by acquisition; and

WHEREAS the Board of Directors has determined that it is in the best interests of the Company and its shareholders to increase the number of authorized shares from 100,000,000 shares to 400,000,000 shares; and

WHEREAS, the Shareholders believe it is in the best interest of the Corporation to authorize and approve the to increase the number of authorized shares from 100,000,000 shares to 400,000,000 shares, therefore,

THE FOLLOWING CONSENT RESOLUTIONS of the Shareholders were approved by the Shareholder effective as of the 6th day of July, 2012 (the "Effective Date" herein).

NOW THEREFORE BE IT RESOLVED THAT:

1. Ratification of increase in authorized shares:. The Shareholder hereby ratifies, confirms and approves that, upon the number of authorized shares be increased from 100,000,000 to 400,000,000 shares.

2. Ratification of further documents. Any other documents deemed necessary by the

Company be and hereby are authorized to effectuate the increase of authorized shares, and take any other actions on behalf of the Company that the Board of Directors deems desirable or necessary in order to fully effect the resolved change.

GENERAL RESOLUTION

FINALLY, BE IT RESOLVED FURTHER, THAT the Board of Directors and Officers of the Corporation are hereby authorized and instructed to take whatever steps necessary to effectuate the above described resolutions.

IN WITNESS WHEREOF, the undersigned shareholder, representing 10,539,720, shares of Common Stock, or 89.6 percent of the total issued and outstanding Shares of the Corporation's Common Stock on this date have set forth his hand as of this 6th day of July, 2012.

1. By: ______________________

Christopher Lolachi, Shareholder:

Number of Shares of Common Stock: 10,539,720 (89.6%)

RESOLUTION
ADOPTED BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
PETROGULF, INC.

A Nevada Corporation

INCREASE AUTHORIZED SHARES

The undersigned being all of the directors of Petrogulf, Inc, a Nevada corporation ("PTRF"), hereby adopt the following recitals and resolutions by written consent, which shall have the same force and effect as if adopted at a duly convened meeting of the Board of Directors of the Corporation, and which shall be filed with minutes of the Corporation, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below.

AND WHEREAS the Board of Directors deemed it advisable and in the best interests of the Corporation and its shareholders to increase the authorized shares of common stock and has considered certain factors including, but not limited to:

(i) To provide for the Company's plan to grow by acquisition; and

(ii) To provide for the access of funding to facilitate the growth by acquisition; and

WHEREAS the Board of Directors has determined that it is in the best interests of the Company and its shareholders to increase the number of authorized shares from 100,000,000 shares to 400,000,000 shares; therefore

NOW THEREFORE BE IT RESOLVED THAT:

1. Ratification of increase in authorized shares:. The Directors hereby ratifies, confirms and approves that, upon the number of authorized shares be increased from 100,000,000 to 400,000,000 shares.

2. Ratification of further documents. Any other documents deemed necessary by the Company be and hereby are authorized to effectuate the increase of authorized shares, and take any other actions on behalf of the Company that the Board of Directors deems desirable or necessary in order to fully effect the resolved change.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1211-1987
	Filing Number 20120503497-23
Secretary of State	Filed On 07/19/2012
State Of Nevada	Number of Pages 11

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. **Name of corporation:**
PETROGULF, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Petrogulf, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"). As amended, the following resolution was adopted as of July 6, 2012 by the Board.

Resolution designating a series of Preferred Stock designated as "Series A Preferred Stock", $0.001 par value, with 200,000 shares authorized.

See included Certificate of Designation.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X ______________________ **Signature of Officer**

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF
SERIES A PREFERRED STOCK
PETROGULF, INC.
(Pursuant to Section 78.1955 of the
Nevada Revised Statutes)

Petrogulf, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), as amended, the following resolution was adopted as of July 6, 2012 by the Board:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended and restated, there shall be created a series of Preferred Stock, $0.001 par value, which series shall have the following designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions:

1. Designation and Number of Shares. There shall hereby be created and established a series of Preferred Stock designated as "Series A Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 200,000.

2. Dividends. Except as provided herein, the holders of the Series A Preferred Stock shall be entitled to receive cash, stock or other property, as dividends, when, as, and if declared by the Board of Directors of the Company. Series A Preferred Stock shall not participate in any dividend declared with respect to the Common Stock.

3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on any other class of capital stock of the Company ranking junior to the Series A Preferred Stock.

(a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 4, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3. As use herein, the "merger, consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation.

(b) After the payment to the holders of shares of the Series A Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series A Preferred Stock, the holders of the Series A Preferred Stock as such shall have no right to claim to any of the remaining assets of the Company.

(c) In the event the assets of the Company available for distribution to the holders of the Series A Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of Series A Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

4. Preferred Status. The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series A Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A Preferred Stock in respect of the preferences as to distributions and payments upon the Liquidation, dissolution and winding up of the Company described in Paragraph 3 above.

5. Vote to Change the Terms of the Series A Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

6. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date.

7. Voting. Each share of Series A Preferred Stock shall entitle the holder to equal to the greater of (i) One Thousand (1,000) votes for each share of Series A Preferred Stock or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series A Preferred Stock shall always constitute a majority of the voting rights of the Corporation. In any vote or action of the holders of the Series A Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to one vote per share. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class.

8. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock

acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares of Series A Preferred Stock shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock, as applicable, which the Company shall be authorized to issue. Any such shares of Series A Preferred Stock acquired by the Company shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series A Preferred Stock.

9. Registered Holders. A holder of Series A Preferred Stock registered on the Company's stock transfer books as the owner of shares of Series A Preferred Stock, as applicable, shall be treated as the owner of such shares of all purposes. All notices and all payments required to be mailed to a holder of shares of Series A Preferred Stock shall be mailed to such holder's registered address on the Company's stock transfer books, and all dividends and redemption payments to a holder of Series A Preferred Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at such holder's registered address on the Company's stock transfer books.

10. Certain Remedies. Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

12. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

13. Ranking. The Series A Preferred Stock shall rank, as to rights upon liquidation, dissolution or winding up, pari passu to each other and shall rank senior and prior to (i) the Common Stock and (ii) each other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock, as applicable.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Company has executed this Certificate of Designation, Preferences and Rights of Series A Preferred Stock effective as of July 6, 2012.

PETROGULF, INC.

By: ________________________

Name: Christopher Lolachi
Title: Chief Executive Officer

RESOLVED FURTHER, that any actions taken by such officer prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

CERTIFICATE

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed at a meeting of the Directors of Petrogulf, Inc., held on the 6th day of July 2012 and that the said Resolution is now in full force and effect.

Christopher Lolacht, Chairman	7-6-12 Dated: 7-6-2012
Afshin Jafari, Director	7-6-12 Dated: 7-6-2012

RESOLUTION
ADOPTED BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
PETROGULF, INC.

A Nevada Corporation

ISSUANCE OF SERIES A PREFERRED STOCK

The undersigned, being the Directors of Petrogulf, Inc. (the "Company"), hereby consent to take the following actions and adopt and approve the following proposals and resolutions effective as of July 6, 2012.

WHEREAS, the Board of Directors hereby desires to issue to Christopher Lolachi and Afshin Jafari up to 100,000 shares respectively (200,000 in the aggregate) of its Series A Preferred Stock pursuant to its Certificate of Designation to be filed as of July 31, 2012 with the State of Nevada containing the designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions listed in Exhibit A, which provides voting rights equal to the greater of (i) One Thousand (1,000) votes for each share of Series A Preferred Stock or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series A Preferred Stock shall always constitute a majority of the voting rights of the Corporation; and

WHEREAS, the Board of Directors hereby desires that such Preferred Shares be issued in exchange for the value of certain patents on the Company's books sold to the Company by Mr. Lolachi and Mr. Jafari.

RESOLVED, the Board of Directors hereby approves the issuance to Christopher Lolachi and Afshin Jafari up to 100,000 shares respectively (200,000 in the aggregate) of its Series A Preferred Stock pursuant to its Certificate of Designation to be filed as of July 31, 2012 with the designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions listed in Exhibit A, which provides voting rights equal to the greater of (i) One Thousand (1,000) votes for each share of Series A Preferred Stock or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series A Preferred Stock shall always constitute a majority of the voting rights of the Corporation; and

RESOLVED, the Board of Directors hereby approves that such Preferred Shares be issued in exchanged for the value of certain patents on the Company's books sold to the Company by Mr. Lolachi and Mr. Jafari; and

RESOLVED, that the sole officer of this corporation acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions; and

Company be and hereby are authorized to effectuate the increase of authorized shares, and take any other actions on behalf of the Company that the Board of Directors deems desirable or necessary in order to fully effect the resolved change.

GENERAL RESOLUTION

FINALLY, BE IT RESOLVED FURTHER, THAT the Board of Directors and Officers of the Corporation are hereby authorized and instructed to take whatever steps necessary to effectuate the above described resolutions.

IN WITNESS WHEREOF, the undersigned shareholder, representing 10,539,720, shares of Common Stock, or 89.6 percent of the total issued and outstanding Shares of the Corporation's Common Stock on this date have set forth his hand as of this 6th day of July, 2012.

1. By: [signature]
Christopher Lolachi, Shareholder:
Number of Shares of Common Stock: 10,539,720 (89.6%)